                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)             OCTOBER 4, 1995
                                                   -----------------------------



                              SEMTECH CORPORATION
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                   1-6395                     95-2119684
--------------------------------------------------------------------------------
      (STATE OR OTHER             (COMMISSION                 (IRS EMPLOYER
       JURISDICTION               FILE NUMBER)              IDENTIFICATION NO.)
     OF INCORPORATION)


  652 MITCHELL ROAD, NEWBURY PARK, CALIFORNIA                      91320
--------------------------------------------------------------------------------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       ZIP CODE


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (805) 498-2111
                                                       -------------------------



                                NOT APPLICABLE
--------------------------------------------------------------------------------
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On October 4, 1995, the Registrant entered into an Agreement and Plan of Merger ("Merger Agreement") among the Registrant, Semtech Acquisition Corp.(a wholly-owned subsidiary of the Registrant), Gamma Inc. (dba ECI Semiconductor) and the Shareholders of Gamma Inc. dated October 4, 1995. Pursuant to the Merger Agreement, on October 4, 1995, Semtech Acquisition Corp. was merged into Gamma Inc., and Gamma Inc. was the surviving corporation and became a wholly-owned subsidiary of the Registrant. Gamma Inc. was then renamed Semtech Santa Clara Corp. Each share of Gamma Inc. Stock outstanding on October 4, 1995, by virtue of the Merger Agreement, was exchanged for and converted into fully paid and nonassessable voting common shares, par value $.01 per share, of Semtech Corporation common stock, at the exchange rate of 775,000 shares of Semtech Corporation common stock, for 147,566 shares of Gamma Inc. common stock. This agreement defines the terms under which all the outstanding shares of Gamma Inc. were exchanged. Semtech Corporation acquired Gamma Inc. to integrate and complement its existing businesses and technology.

The Registrant also entered into a Registration Rights Agreement dated October 4, 1995. This agreement provides that the Semtech Corporation will file with the Securities and Exchange Commission, not later than 90 days after October 4, 1995, a Registration Statement under the Securities Act covering the 775,000 shares of newly issued common stock of the Semtech Corporation which was exchanged for all of the outstanding stock of Gamma Inc. The Registration shall be on Form S-3 or another appropriate form permitting registration of such securities for resale by the former shareholders of Gamma Inc. from time to time. Semtech issued 775,000 new shares of common stock in exchange for all of Gamma, Inc.'s (dba ECI Semiconductor) outstanding stock. Semtech Corporation agreed to use its best efforts to cause this registration to become effective under the Securities Act of 1933, as amended, as soon as practicable following the date on which it is filed.

The Registrant also entered into the Escrow Agreement dated October 4, 1995 among the Registrant, the former shareholders of Gamma Inc. and Bank of America NT&SA. This agreement defines terms under which 50,000 (approximately 6.5%) of the shares of Semtech common stock acquired by the shareholders of Gamma Inc. through the Merger Agreement will be held in escrow for a period which under no circumstances will exceed one year for the purpose of satisfying any indemnification obligations of such shareholders arising under the Merger Agreement.

The foregoing descriptions are qualified in their entirety by reference to the full texts of the Merger Agreement, the Registration Rights Agreement and Escrow Agreement, which are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

Additional information concerning this event is set forth in the Registrant's press release dated October 4, 1995, a copy of which is attached hereto as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) It is impracticable for the Registrant to provide the required financial statements for the acquisition covered by this Report at the time this report is due. Registrant will file the financial statements when they are available, and not later than sixty (60) days after the date on which this Report must be filed.

      (b) It is impracticable for the Registrant to provide the pro-forma financial information required by Article 11 of Regulation S-X for the acquisition covered by this Report at the time this Report is due. Registrant will file the required pro-forma financial information when such information is available, and not later than sixty (60) days after the date on which this Report must be filed.

      (c) Exhibits.

           2.1 Agreement and Plan of Merger ("Merger Agreement") among the Semtech Corporation, Semtech Acquisition Corp., Gamma Inc. (dba ECI Semiconductor) and the Shareholders of Gamma Inc. dated October 4, 1995.

           2.2 Registration Rights Agreement among Semtech Corporation and the Shareholders of Gamma, Inc. dated October 4, 1995.

           2.3 Escrow Agreement among Semtech Corporation, the Shareholders of Gamma, Inc. and Bank of America NT&SA, dated October 4, 1995.

          99.1 Press Release, dated October 4, 1995.

SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    SEMTECH CORPORATION
                                    -------------------
                                      (Registrant)



Date:  October 19, 1995               /s/ David G. Franz, Jr.
                                     -----------------------------------
                                    David G. Franz, Jr.
                                    Vice President Finance and
                                    Chief Financial Officer,
                                    Secretary and Treasurer

                                 EXHIBIT INDEX



EXHIBIT NO.                           DESCRIPTION
----------                            -----------

   2.1 Agreement and Plan of Merger ("Merger Agreement") among the Semtech Corporation, Semtech Acquisition Corp., Gamma Inc. (dba ECI Semiconductor) and the Shareholders of Gamma Inc. dated October 4, 1995.

   2.2 Registration Rights Agreement among Semtech Corporation and the Shareholders of Gamma, Inc. dated October 4, 1995.

   2.3 Escrow Agreement among Semtech Corporation, the Shareholders of Gamma, Inc. and Bank of America NT&SA, dated October 4, 1995.

  99.1           Press Release, dated October 4, 1995.